CorEnergy to Present at Upcoming Investor Conferences

KANSAS CITY, MO - November 12, 2020 - CorEnergy Infrastructure Trust, Inc. ("CorEnergy" or the "Company") today announced that members of its management team will participate in three upcoming virtual investor conference events during November 2020.

In preparation for these meetings, CorEnergy has created and filed an investor presentation on Form 8-K. The investor presentation will be available online at CorEnergy’s site www.corenergy.reit, clicking on the “Investors” link, and scrolling down to “Featured Presentation.” Investors wishing to meet with management at one of these upcoming conference events should contact their institutional sales representative or email CorEnergy Investor Relations at info@corenergy.reit to request a meeting.

November 17, 2020
Nareit REITworld: Virtual Annual Conference
CorEnergy will participate in one on one and small group meetings throughout the day. The Company will host a company presentation at 2:15 pm Central Time for REITworld participants.

November 18, 2020
2020 RBC Midstream and Energy Infrastructure Virtual Conference
CorEnergy will participate in one on one meetings throughout the day.

November 19, 2020
Sidoti Virtual Microcap Conference 2020
CorEnergy will present a group session at 1:45 pm Eastern Time and participate in one on one meetings throughout the day. A webcast of the presentation will be available at www.corenergy.reit under the “Investors” link.
About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns critical energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We receive long-term contracted revenue from operators of our assets, primarily under triple-net participating leases and from long term customer contracts. For more information, please visit corenergy.reit.
Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy's Board of Directors and compliance with leverage covenants.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Debbie Hagen or Matt Kreps
877-699-CORR (2677)
info@corenergy.reit

Source: CorEnergy Infrastructure Trust, Inc.
1100 Walnut Street, Suite 3350, Kansas City, MO 64106 Main:816-875-3705  | Fax:816-875-5875  | corenergy.reit